UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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SCHEDULE 14A INFORMATION

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MFS CALIFORNIA MUNICIPAL FUND MFS HIGH INCOME MUNICIPAL TRUST MFS HIGH YIELD MUNICIPAL TRUST MFS INVESTMENT GRADE MUNICIPAL TRUST MFS MUNICIPAL INCOME TRUST
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MFS Closed-End Fund Announcements

Two MFS Closed-End Funds Announce Preliminary Results of Tender Offers for Municipal Auction Rate Cumulative Preferred Shares

BOSTON (September 7, 2012) – MFS® High Yield Municipal Trust (NYSE: CMU) and MFS® Investment Grade Municipal Trust (NYSE: CXH) each announced the expiration and preliminary results for its cash tender offer to purchase up to 100% of its outstanding Municipal Auction Rate Cumulative Preferred Shares (“ARPS”). Each fund’s tender offer expired on September 7, 2012, at 8:00 a.m. New York City time. All shares that were validly tendered and not withdrawn during the offering period have been accepted for payment.

CMU has accepted for payment approximately 2,841 ARPS, which represents approximately 94.7% of its outstanding ARPS. CXH has accepted for payment approximately 1,917 ARPS, which represents approximately 98.3% of its outstanding ARPS.

The ARPS of each fund that were not tendered remain outstanding. With the exception of the amendments to each fund’s bylaws to replace Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), with Fitch, Inc. (“Fitch”), as a ratings agency for each fund’s ARPS and make other noted changes as described in the Notice of Special Meeting and Proxy Statement dated August 9, 2012, the terms of the outstanding ARPS are the same and auctions will continue to be held for those ARPS.

Stockholders who have questions about the tender offers should contact their financial advisor or call Warren Antler of AST Fund Solutions, Inc., each fund’s information agent for its tender offer, at 212-400-2605.

Each fund offered to purchase its outstanding ARPS at a price per share equal to 95% of the ARPS’ per share liquidation preference of $25,000 ($23,750 per share) plus any unpaid dividends accrued through the expiration date of the tender offer.

Three MFS Closed-End Funds Extend Tender Offers for Municipal Auction Rate Cumulative Preferred Shares

MFS® California Municipal Fund (NYSE: CCA), MFS® High Income Municipal Trust (NYSE: CXE), and MFS® Municipal Income Trust (NYSE: MFM) each announced that it has extended the scheduled expiration date of its tender offer to Wednesday, September 12, 2012, at 8:00 a.m., New York City time. Each fund’s tender offer was scheduled to expire today at 8:00 a.m., New York City time.

As of September 7, 2012, the depositary for the tender offer has advised the Funds that, as of 8 a.m. today, approximately the following amounts of each fund’s outstanding ARPS have been validly tendered and not withdrawn: 98.0% for CCA, 93.8% for CXE, and 93.3% for MFM.

Each fund is offering to purchase its outstanding ARPS at a price per share equal to 95% of the ARPS’ per share liquidation preference of $25,000 ($23,750 per share) plus any unpaid dividends accrued through the expiration date of the tender offer. Neither the funds, nor the funds’ Boards of Trustees nor Massachusetts Financial Services Company, the investment adviser for each of the funds, makes any recommendation as to whether to tender or not to tender ARPS in the tender offer.

Stockholders who have questions about the tender offers should contact their financial advisor or call Warren Antler of AST Fund Solutions, Inc., each Fund’s information agent for its tender offer, at 212-400-2605.

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the funds. Any tender offer will be made only by an offer to purchase, a related letter of transmittal and other documents, which have been filed with the Securities and Exchange Commission (SEC) as exhibits to a tender offer statement on Schedule TO as amended and are available free of charge at the SEC’s website at www.sec.gov. ARPS holders should read the offer to purchase and tender offer statement on Schedule TO and related exhibits for their respective fund as the documents contain important information about their fund’s tender offer. The funds will also make available, without charge, the offer to purchase and the letters of transmittal.

Three MFS Closed-End Funds Announce Adjournment of Special Shareholder Meetings of ARPS

Holders to Tuesday, September 11, 2012

MFS® California Municipal Fund (NYSE: CCA), MFS® High Income Municipal Trust (NYSE: CXE), and MFS® Municipal Income Trust (NYSE: MFM) each announced the adjournment of a special meeting of its holders of ARPS to permit the continued solicitation of additional votes. The purpose of the special meetings is for the ARPS holders of each Adjourned Fund to vote on whether to amend each Adjourned Fund’s bylaws to replace S&P with Fitch as a ratings agency for the Fund’s ARPS and make other noted changes as described in the Notice of Special Meeting and Proxy Statement dated August 9, 2012. Each fund’s tender offer is conditioned upon the approval of the proposal by the ARPS holders and upon certain other conditions as outlined in each fund’s Offer to Purchase related to its tender offer. The adjourned special meetings will be held at 12:30 p.m., Eastern Time, on Tuesday, September 11, 2012, at the offices of MFS Investment Management, 500 Boylston Street, Boston, Massachusetts 02116.

Please contact Warren Antler of AST Fund Solutions, each fund’s proxy agent, at 212-400-2605, or at wantler@astfundsolutions.com, with any questions or to vote on the proposal.

MFS Investment Management® (MFS®) manages $285.0 billion in assets as of July 31, 2012. The company traces its origins to 1924 and the creation of America’s first mutual fund.

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This release is not a prospectus, circular or representation intended for use in the purchase or sale of fund shares. Shares of the funds are not FDIC-insured and are not deposits or other obligations of, or guaranteed by, any bank. Shares of the funds involve investment risk, including possible loss of principal. For more complete information about each fund, including risks, charges, and expenses, please see the fund’s annual and semi annual shareholder report.

The funds are closed-end funds. Common shares of the funds are only available for purchase/sale on the NYSE at the current market price, except MFS California Municipal Fund, which is available for purchase/sale on the NYSE/AMEX at the current market price. Common shares may trade at a discount to NAV.

MFS Investment Management

500 Boylston St., Boston, MA 02116

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Contacts:

MFS Shareholders or Financial Advisors (investment product information):

Information Agent: AST Fund Solutions, Warren Antler, 212-400-2605, wantler@astfundsolutions.com

MFS Investment Management: Justin Miller, 800-343-2829, ext. 57702

Media Only:

John Reilly, 617-954-5305, or Dan Flaherty, 617-954-4256